UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On November 4, 2026, Emergent BioSolutions Inc. (“Emergent”) announced that it has received a modification (the "Modification") exercising an option period under its existing delivery order valued at up to $22.3 million to supply BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of War. The first delivery, which is valued at approximately $7.4 million, will begin this year, and remaining deliveries are expected in 2027.

The Modification is made under Emergent’s existing indefinite-delivery/indefinite-quantity contract, led by the Portfolio Management Executive for Chemical, Biological, Radiological and Nuclear Defense in collaboration with the Defense Health Agency to supply BioThrax® for use by all branches of the U.S. military as pre-exposure prophylaxis for anthrax disease. The preceding description of the Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification. The Modification will be filed as an exhibit to Emergent's Annual Report on Form 10-K for the fiscal year ended December 31, 2026.

On November 4, 2026, Emergent issued a press release announcing the Modification. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Emergent BioSolutions Inc. on November 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: November 4, 2026	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer